STEMCELLS, INC. ENTERS AGREEMENT TO RECEIVE $19.3 MILLION FROM CALIFORNIA INSTITUTE FOR
REGENERATIVE MEDICINE TO HELP FUND IND FOR ALZHEIMER’S DISEASE

NEWARK, CA (April 11, 2013) – StemCells, Inc. (Nasdaq: STEM) today announced that it has entered into an agreement with the California Institute for Regenerative Medicine (CIRM) under which CIRM will provide approximately $19.3 million to help fund preclinical development and IND-enabling activities of the Company’s proprietary HuCNS-SC® product candidate (purified human neural stem cells) for Alzheimer’s disease. The funding, which will be in the form of a forgivable loan, was awarded under CIRM’s Disease Team Therapy Development Award program (RFA 10-05) in September 2012. The goal of the research will be to file an Investigational New Drug (IND) application with the U.S. Food and Drug Administration within four years.

“With CIRM’s support, we are now able to lay the groundwork that could result in the world’s first neural stem cell trial in Alzheimer’s patients,” commented Martin McGlynn, President and CEO of StemCells, Inc. “Currently, there are no good treatment options for Alzheimer’s patients, and there aren’t any on the horizon, so it is clear that the field could benefit from creative approaches to this devastating and challenging disease. Our collaborators at UC Irvine have provided a compelling preclinical rationale to test the utility of our cells to restore memory in patients afflicted with this deadly condition.”

StemCells, Inc. will evaluate its HuCNS-SC cells as a potential therapeutic in Alzheimer’s disease in collaboration with researchers at the University of California, Irvine (UCI) led by Frank LaFerla, Ph.D., a world-renowned researcher in the field, and Matthew Blurton-Jones, Ph.D. Dr. LaFerla is Director of the Institute for Memory Impairments and Neurological Disorders (UCI MIND), and Chancellor’s Professor, Neurobiology and Behavior. Dr. Blurton-Jones is Assistant Professor, Neurobiology and Behavior, at UCI.

In July 2012, Dr. Blurton-Jones presented data at the Alzheimer’s Association Annual Meeting demonstrating that the Company’s neural stem cells restored memory and significantly enhanced synaptic function in two animal models relevant to Alzheimer’s disease. Importantly, these results did not require reduction in beta amyloid or tau that accumulates in the brains of patients with Alzheimer’s disease and account for the pathological hallmarks of the disease.

Terms and Conditions of the Loan

Loan funds are expected to be disbursed periodically over the four-year project period, with disbursements subject to a number of preconditions, including the achievement of certain progress milestones and compliance with certain financial covenants. The term of the loan is ten years, but may be extended under certain circumstances. The loan is unsecured and will bear interest at the one year LIBOR rate plus two percent; however, the interest rate will increase by one percent each year after year five. The loan is forgivable, such that the Company’s obligation to repay the loan will be contingent upon the success of HuCNS-SC cells in Alzheimer’s disease. No warrants will be issued in connection with the loan, but the Company will owe various success milestone payments in the event of the product’s commercial success.

About Alzheimer’s Disease

Alzheimer’s disease is a progressive, fatal neurodegenerative disorder that results in loss of memory and cognitive function. Today there is no cure or effective treatment option for patients afflicted by Alzheimer’s disease. According to the Alzheimer’s Association, approximately 5.4 million Americans have Alzheimer’s disease, including nearly half of people aged 85 and older. The prevalence of Alzheimer’s disease is expected to increase rapidly as a result of the country’s aging population.

About CIRM

CIRM was established in November 2004 with the passage of Proposition 71, the California Stem Cell Research and Cures Act. The statewide ballot measure, which provided $3 billion in funding for stem cell research at California universities and research institutions, was overwhelmingly approved by voters, and called for the establishment of an entity to make grants and provide loans for stem cell research, research facilities, and other vital research opportunities. A list of grants and loans awarded to date may be seen here: http://www.cirm.ca.gov/for-researchers/researchfunding.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. The Company’s lead therapeutic product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in development as a potential treatment for a broad range of central nervous system disorders.  In a Phase I clinical trial in Pelizaeus-Merzbacher disease (PMD), a fatal myelination disorder in children, the Company has shown preliminary evidence of progressive and durable donor-derived myelination in all four patients transplanted with HuCNS-SC cells. The Company is also conducting a Phase I/II clinical trial in chronic spinal cord injury in Switzerland and recently reported positive data for the first patient cohort. The Company is also conducting a Phase I/II clinical trial in dry age-related macular degeneration (AMD), and is pursuing preclinical studies in Alzheimer’s disease.  StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding; the potential of the Company’s HuCNS-SC cells to treat a broad range of central nervous system disorders such as Alzheimer’s disease; the prospect of initiating a clinical trial in Alzheimer’s disease; the timing and prospects for funding by the California Institute for Regenerative Medicine; and the future business operations of the Company. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the results of the Company’s preclinical studies will be replicated in humans; uncertainties about the prospect and timing of entering into the agreements necessary to receive funding from CIRM and whether the Company will satisfy, and continue to satisfy, all preconditions for such funding; uncertainties about the Company’s ability to continue to satisfy the lending obligations under both the Company’s Silicon Valley Bank loan and the CIRM loan and repay these loans when due; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC cells and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its subsequent reports on Forms 10-Q and 8-K.

CONTACT:

Rodney Young
StemCells, Inc.
Chief Financial Officer
(510) 456-4128

Ian Stone
Russo Partners
(619) 308-6541